Exhibit 99.1

Media: Kim Setliff Antenna Group for ECOtality kimberly@antennagroup.com Tel: (415) 977-1942	Investor Relations: Ronald Both Liolios Group ecty@liolios.com Tel: (949) 574-3860

ECOtality Reports Fourth Quarter and Fiscal 2012 Results

Full Year 2012 Revenue up 93% to Record $54.7 Million

SAN FRANCISCO - Monday, April 15, 2013 – ECOtality, Inc. (NASDAQ:ECTY), a leader in clean electric transportation technologies, today reported results for the fourth quarter and year ended December 31, 2012.

“Our strong financial performance for the year reflects the health of the company and our continued execution upon our business model,” stated Ravi Brar, ECOtality’s President and Chief Executive Officer. “We have established three complementary lines of business – Blink®, Minit-Charger and eTec Labs – that provide us with a stable, diversified and expanding revenue base. 2012 was marked by substantial growth as we more than doubled the size of the Blink network, validated our business model with the introduction of access fees, and successfully executed upon the objectives of the EV Project. We ended the year with more than 10,000 Blink charging stations and 55 DC fast chargers installed making ECOtality the nation’s largest DC charging network.”

Q4 and Full Year 2012 Financial Results Summary

Revenue in the fourth quarter of 2012 increased 60% to $13.6 million from $8.5 million in the fourth quarter of 2011. Revenue for the full year of 2012 increased 93% to a record $54.7 million, compared to $28.4 million in 2011. The increases in revenue were largely attributed to the continued roll out of ECOtality’s Blink network of charging stations.

Sales and marketing expenses in the fourth quarter of 2012 were $1.1 million, compared to $1.0 million in the same year-ago quarter. Sales and marketing expenses for the full year of 2012 totaled $4.6 million, compared to $3.3 million in 2011, with the increase primarily due to promoting the sale of chargers to commercial hosts and industrial operations, and securing Blink Network membership to EV drivers.

General and administrative expenses in the fourth quarter of 2012 decreased to $4.5 million from $4.8 million in the same year-ago quarter. General and administrative expenses for the full year of 2012 were $20.3 million, compared to $17.0 million in 2011. The annual increase in general and administrative expenses was primarily due to an increase in the company’s professional services and incremental headcount.

Net loss for the fourth quarter of 2012 was $2.3 million, or $(0.10) per basic and diluted share, an improvement from a net loss of $6.7 million, or $(0.28) per basic and diluted share, in the same year-ago quarter. Net loss for the full year of 2012 was $9.6 million, or $(0.40) per basic and diluted share, an improvement from a net loss of $22.5 million, or $(1.20) per basic and diluted share, in 2011. Combined cash, restricted cash and cash equivalents at December 31, 2012 totaled $6.6 million.

2012 Operational Highlights

●	Annual revenue up 93% to a record $54.7 million.

●	Signed $5 million licensing agreement with ABB Technology Ventures Ltd to utilize the Blink network.

●	Received $1 million Minit-Charger order from Southwest Airlines.

●	Became the first charging network that instituted access fees at all publically available Level 2 public charging locations.

●	Installed more than 1,800 Blink chargers during the fourth quarter, bringing the total number of charging stations to more than 10,000 by year-end.

●	Installed 55 Blink DC Fast Chargers in 2012, establishing ECOtality as the largest DC fast charging network in the nation.

●

By the end of 2012, the Blink network had recorded more than 1.6 million charging events and delivered more than 14 gigawatts of electricity, with EV drivers contributing more than 60 million miles of performance and activity data to the EV Project.

Management Commentary

“ECOtality has established a dominant market position in the EV industry and is continuing to expand its footprint with the company’s strategic national accounts that host its Blink chargers,” continued Brar. “Additionally, the recent formation of Collaboratev, LLC, a partnership with ChargePoint, is a milestone for the industry and parallels the growth of the banking industry by allowing customers to access all charging networks with one access card and one bill. Blink’s robust market presence, combined with the increasing market penetration of plug-in electric vehicles, well positions the company for continued growth.

“This January, we unveiled the Minit-Charger 12, a product that targets the sweet spot of the market and serves as the foundation of our next generation of industrial fast charge solutions. The company has a renewed focus on our Minit-Charger business and is committed to substantially expanding its market presence in the industrial sector to capitalize on increasing electrification trends.

“Looking ahead, we will continue to build upon our three core lines of business, Blink, Minit-Charger and eTec Labs with an emphasis on expanding our Blink Network across the country and launching our next generation of charging products. With our interoperability partnership, strong product lines and extensive consulting activities, ECOtality is focused on expanding our position as the leader in electric transportation technologies and solutions.”

Conference Call

ECOtality President and CEO Ravi Brar and CFO Susie Herrmann will host the presentation, followed by a question and answer period.

Date: Monday, April 15, 2013

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In number: 1-877-941-1427

International: 1-480-629-9664

Conference ID#: 4612139

Webcast: http://public.viavid.com/index.php?id=104129

The conference call will be webcast simultaneously and available for replay via the Investor Relations section of the company's website at http://investor.ecotality.com/.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 22, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID#: 4612139

About ECOtality, Inc.

ECOtality, Inc. (NASDAQ:ECTY) is a leader in clean, electric transportation technologies. The company operates three complementary lines of business: Blink, Minit-Charger and eTec Labs. ECOtality offers electric vehicle charging stations under the Blink brand and provides a turnkey network operating system for EV drivers, commercial businesses and utilities. Minit-Charger manufactures and distributes fast-charging systems for material handling and airport ground support vehicles. eTec Labs is a trusted research and testing resource for governments, automotive OEMs and utilities. For more information about ECOtality, please visit www.ecotality.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

ECOTALITY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,414	$9,591
Restricted cash	200	587
Receivables, net of allowance for bad debts of $96 and $81 as of December 31, 2012 and 2011, respectively	966	2,010
Receivables, other	1,207	1,114
Inventory	20,966	15,497
Prepaid expenses and other current assets	1,235	732

Total current assets	30,988	29,531
Property and equipment, net	21,790	16,630
Other assets	37	147
Goodwill	-	3,496
Intangible assets, net	971	709

TOTAL ASSETS	$53,786	$50,513

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,659	$10,939
Accrued legal fees	161	125
Accrued payroll	1,128	793
Unearned revenue, current portion	23,812	11,078
Warranty reserves	578	577
Current portion of capital lease obligations	116	1,359
Current portion of long term debt	-	288
Accrued liabilities, other	5,896	2,439

Total current liabilities	34,350	27,598
Long term portion of unearned revenue	631	121
Convertible note, less unamortized discount of $62 as of December 31, 2012	4,938	-
Capital lease obligations	101	109
Other long term debt	188	-

TOTAL LIABILITIES	40,208	27,828

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 200,000 shares authorized, 6,330 shares issued and outstanding as of December 31, 2012 and 2011	6	6
Common stock, $0.001 par value, 1,300,000 shares authorized, 23,754 and 23,915 shares issued and outstanding as of December 31, 2012 and 2011, respectively	24	24
Additional paid-in capital	127,987	127,488
Accumulated deficit	(114,340)	(104,759)
Accumulated other comprehensive loss	(99)	(74)

TOTAL STOCKHOLDERS' EQUITY	13,578	22,685

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$53,786	$50,513

ECOTALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)

Revenue	$13,623	$8,525	$54,729	$28,409
Cost of goods sold	9,310	8,868	36,031	27,718

Gross profit (loss)	4,313	(343)	18,698	691

Operating expenses:
Sales and marketing	1,089	1,038	4,582	3,251
Research and development	872	260	2,168	622
General and administrative	4,540	4,777	20,323	17,035
Impairment losses	-	-	3,496	-
Warrant expense	-	-	-	1,784

Total operating expenses	6,501	6,075	30,569	22,692
Loss from operations	(2,188)	(6,418)	(11,871)	(22,001)
Interest income	1	4	166	22
Interest expense	(85)	(278)	(278)	(489)
Other income, net	(6)	(8)	2,426	5

Loss before income taxes	(2,278)	(6,700)	(9,557)	(22,463)
Income tax benefit (expense)	21	(9)	(24)	(9)

Net loss	$(2,257)	$(6,709)	$(9,581)	$(22,472)

Net loss per share:

Basic	$(0.10)	$(0.28)	$(0.40)	$(1.20)

Diluted	$(0.10)	$(0.28)	$(0.40)	$(1.20)

Weighted-average common shares outstanding:

Basic	23,719,333	23,857,182	23,673,859	18,733,953

Diluted	23,719,333	23,857,182	23,673,859	18,733,953